Exhibit 1.1

Advanced Accelerator Applications S.A.

[•] Ordinary Shares

(nominal value €0.10 per share)

Represented by [•] American Depositary Shares

Underwriting Agreement

New York, New York

, 2015

Citigroup Global Markets Inc.

Jefferies LLC

As Representatives of the several

Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Advanced Accelerator Applications S.A., a French société anonyme (the “Company”), proposes to issue and sell to the several Underwriters, for whom you (the “Representatives”) are acting as representatives, [•] ordinary shares, nominal value €0.10 per share (“Ordinary Shares”), of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Shares”). The Company also proposes to grant to the Underwriters an option to purchase up to [•] additional Ordinary Shares to cover over-allotments, if any (the “Option Shares” and together with the Underwritten Shares, the “Shares”).

The Representatives have also advised the Company that the Underwriters shall elect to cause the Company to deposit on their behalf all or any portion of the Ordinary Shares to be purchased by them hereunder pursuant to the Deposit Agreement, dated as of [•], 2015 (the “Deposit Agreement”), to be entered into among the Company, The Bank of New York Mellon, as depositary (the “Depositary”) and all holders from time to time of the ADSs (as hereinafter defined). Upon deposit of any Ordinary Shares, the Depositary will issue American Depositary Shares (the “ADSs”) representing the Shares so deposited. The ADSs will be evidenced by American Depositary Receipts (the “ADRs”). Each ADS will represent two Ordinary Shares and each ADR may represent any number of ADSs. Unless the context otherwise requires, the terms “Underwritten

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Securities”, “Option Securities” and “Securities” shall be deemed to refer, respectively, to Underwritten Shares, Option Shares and Shares, as well as, in each case, to any ADSs representing such securities and the ADRs evidencing such ADSs.

To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used in this Underwriting Agreement shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Underwriting Agreement shall include the feminine and masculine wherever appropriate. Certain terms used in this Underwriting Agreement are defined in Section 23 hereof. As part of the offering contemplated by this Underwriting Agreement, the Underwriters have agreed to reserve out of the Securities set forth opposite each of their names on the Schedule II to this Underwriting Agreement, up to ADSs, for sale to the Company’s employees, officers, and directors and other parties associated with the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Securities to be sold by the Underwriters pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Underwriters pursuant to this Underwriting Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by 7:30 A.M. New York City time on the business day following the date on which this Underwriting Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1.   Representations and Warranties.

(i)          The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company has prepared and filed with the Commission a registration statement (file number 333-207223) on Form F-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information with respect to the Underlying Shares and the offering thereof in the form of ADSs required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you in advance, prior to the Execution Time, will be included or made therein.

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(b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined in this Underwriting Agreement) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(c)  The Company has caused to be filed with the Commission a registration statement (file number 333-201502) on Form F-6 for the registration under the Act of the offering and sale of the ADSs. The Company may have filed one or more amendments thereto, each of which has previously been furnished to you. Such ADR Registration Statement at the time of its effectiveness did comply and on the Closing Date, will comply, in all material respects with the applicable requirements of the Act and the rules thereunder and at the time of its Effective Date and at the Execution Time, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(d)  Upon issuance by the Depositary of ADSs evidenced by ADRs against deposit of Underlying Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names the ADRs are registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and upon the sale and delivery to the Underwriters of the Securities, and payment therefor, pursuant to this Underwriting Agreement, the Underwriters will acquire good, marketable and valid title to such Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

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(e)  Except for any net income, capital gains or franchise taxes imposed on the Underwriters by France or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Underwriting Agreement) between the Underwriters and the jurisdiction imposing such tax, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters in France in connection with (A) the issuance and delivery of the Ordinary Shares in the manner contemplated by this Underwriting Agreement, (B) the deposit with the Depositary of the Underlying Shares against issuance of the ADSs evidencing the ADSs or (C) the sale and delivery by the Underwriters of the Shares or the ADSs, as the case may be, as contemplated herein.

(f)  Except as described in each of the Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the Ordinary Shares may under the current laws and regulations in France be paid to the Depositary and to the holders of Securities, as the case may be, in Euros and may be converted into foreign currency that may be transferred out of France in accordance with the Deposit Agreement.

(g)  Based upon the nature of the Company’s business and estimates of the valuation of its assets, including goodwill, which is based, in part, on the expected price of the ADSs in the offering, the Company does not expect to be a passive foreign investment company within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”) for U.S. federal income tax purposes for its current taxable year or in the foreseeable future.

(h)  The Company is not a Controlled Foreign Corporation (“CFC”) within the meaning of Section 957 of the Code, and does not expect to become a CFC in the future.

(i)   The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole, (ii) each electronic road show, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, and (iii) any individual Written Testing-the-Waters Communication, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, do not contain, as of the Execution Time, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any

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Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(j) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(k) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person or entity authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

(l) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(m)  Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

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(n) Each of the Company and each subsidiary with respect to which 10% or more of the Company’s consolidated revenues for six months ended June 30, 2015 is attributable (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing as a business entity (corporate or otherwise) in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification in such jurisdiction that it does business.

(o) All the outstanding shares of capital stock of the Company and each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable and are not subject to any preemptive or similar rights, and all outstanding shares of capital stock of the Significant Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except, in each case, as otherwise set forth in the Disclosure Package and the Prospectus.

(p) Except as described in or expressly contemplated by the Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Significant Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Significant Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options and the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, Pricing Disclosure Package and the Prospectus. The issuance of the Shares is not subject to any preemptive or similar rights, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(q) Other than as described in the Registration Statement, the Disclosure Package and the Prospectus, no person has the right to require the Company or any of its Significant Subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission, the issuance of the Shares or the issuance and sale of the ADSs by the Company.

(r) There is no franchise, contract or other document of a character required to be described in the Registration Statement, ADR Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the

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Prospectus); and the statements in the Preliminary Prospectus and the Prospectus under the headings “Taxation”, “Business – Licensing”, “Business – Other Contracts”, “Risk Factors – Intellectual Property, Licensing Dependence and Information Technology Risks”, “Risk Factors – Research and Product Development Risks”, “Risk Factors – Regulatory and Compliance Risks”, “Business – Intellectual Property” and “Business – Regulation” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, and subject to the limitations, qualifications and assumptions set forth therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(s) Each of this Underwriting Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company. Assuming due authorization, execution and delivery by the Depositary, the Deposit Agreement constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability. Upon (i) issuance by the Depositary of the ADSs against the deposit of Shares in respect thereof and/or (ii) due execution and delivery by the Depositary of ADRs evidencing the ADSs against the deposit of Shares in respect thereof, in accordance with the provisions of the Deposit Agreement, such ADSs and/or ADRs will be duly and validly issued and the persons in whose names the ADSs and/or the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the ADSs and ADRs will conform in all material respects to the descriptions thereof in the Registration Statement, the Disclosure Package and the Prospectus.

(t) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(u) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Deposit Agreement, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus.

(v) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Deposit Agreement or the execution or delivery of this Underwriting Agreement or the Deposit Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any

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property or assets of the Company or any of its Significant Subsidiaries pursuant to, (i) the organizational documents of the Company or any of its Significant Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Significant Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties.

(w) The consolidated historical financial statements and schedules of the Company and its subsidiaries included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Financial Information” in the Preliminary Prospectus, the Prospectus and Registration Statement present in all material aspects, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein.

(x) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(y) Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(z) Neither the Company nor any Significant Subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Significant Subsidiary or any of its properties, as applicable,

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except as to clauses (ii) and (iii), as would not be expected to have a Material Adverse Effect.

(aa)       KPMG S.A. who have certified certain consolidated financial statements of the Company and its subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(bb)      No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Disclosure Package.

(cc)       There are no transfer taxes or other similar fees or charges under federal law or the laws of France or any state, or any political subdivision thereof, required to be paid by the Underwriters in connection with the execution and delivery of this Underwriting Agreement or the issuance by the Company and sale by the Company of the Securities.

(dd)      The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ee)       No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, nor is there any existing, or to the knowledge of the Company, imminent, labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

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(ff)   The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes is prudent in the businesses in which they are engaged; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause that would be expected to have a Material Adverse Effect; neither the Company nor any such Significant Subsidiary has been refused any insurance coverage sought or applied for that would be expected to have a Material Adverse Effect; and neither the Company nor any such Significant Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(gg)  No Significant Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s property or assets to the Company or any other Significant Subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(hh)  The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ii)    The Company and each of its Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The

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Company and its Significant Subsidiaries’ internal controls over financial reporting are effective and there is not any material weakness in their internal controls over financial reporting, except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(jj)    The Company and its Significant Subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(kk)  The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ll)     Except as described in the Disclosure Package or the Prospectus (exclusive of any supplement thereto), or as would not have a Material Adverse Effect, (i) the Company and its Significant Subsidiaries (a) are and at all times since January 1, 2012 were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations and requirements, and any final decisions, judgments, decrees, orders, directives and the common law relating to pollution or the protection of the environment, natural resources or human health or safety (as it relates to exposure to Hazardous Materials), including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and/or made applications for and are in compliance with all applicable permits, licenses, certificates, notifications, registrations or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, and the Company has no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (f) have no knowledge of any facts or issues regarding compliance with Environmental Laws, including the Release or threat of Release of Hazardous Materials that would reasonably be expected to have an effect on the capital expenditures, earnings or competitive position of the Company and its Significant Subsidiaries and (ii) there are no costs or liabilities arising under Environmental Laws of or relating to the Company or its Significant Subsidiaries.

(mm)  Except as described in the Disclosure Package or the Prospectus (exclusive of any supplement thereto), or as would not have a Material Adverse

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Effect, there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by the Company or any of its Significant Subsidiaries (or, to the knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its Significant Subsidiaries is or would reasonably be expected to be liable) at, on, under or from any property or facility now or, to the Company’s knowledge, previously owned, operated or leased by the Company or any of its Significant Subsidiaries, or, to the Company’s knowledge, at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that would reasonably be expected to result in any liability under any Environmental Law. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, radioactive materials, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.

(nn)   None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or any foreign equivalent, and the regulations and published interpretations thereunder, with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its Significant Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its Significant Subsidiaries that could have a Material Adverse Effect. None of the following events has occurred or, to the knowledge of the Company, is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its Significant Subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its Significant Subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its Significant Subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its Significant Subsidiaries; (iii) any event or condition giving rise to a liability

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under Title IV of ERISA (or foreign equivalent) that could, individually or in the aggregate, have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its Significant Subsidiaries related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means an “employee benefit plan” (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its Significant Subsidiaries has any liability.

(oo)  The Company has satisfied all its material obligations relating to labor and security laws, including those relating to (i) the use of temporary personnel, (ii) employees’ representation, (iii) the application of collective bargaining agreements, (iv) all filings required to be filed regarding social security laws and (v) those to be carried out in view of the sale of the Securities under this Underwriting Agreement.

(pp)   Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its subsidiaries have instituted and maintain policies and procedures to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(qq)   The operations of the Company and its subsidiaries since they were acquired are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(rr)     Neither the Company nor any of its subsidiaries since they were acquired nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is currently subject to any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and

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Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ss)   Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(tt)    Except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Company or any of its subsidiaries have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(uu)  The subsidiaries listed on Annex A attached hereto are the only Significant Subsidiaries of the Company.

(vv)  The Company and its Significant Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trademarks, service marks, trademark and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, know-how and other intellectual property (collectively, “Intellectual Property”) necessary for the conduct of the Company’s and its Significant Subsidiaries’ respective businesses as now conducted or as proposed in the Disclosure Package and Prospectus to be conducted. Except as set forth in the Disclosure Package and the Prospectus under the captions “Business—Licensing” and “Business—Intellectual Property,” and as specifically set forth in the Disclosure Package and the Prospectus under the caption “Risk Factors—Intellectual Property, Licensing Dependence and Information Technology Risks—Third-party claims of intellectual property infringement may prevent or delay our development and commercialization efforts or otherwise affect our business”, and except with respect to certain proceedings at the European Patent Office relating to patent number EP1872800, (a) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its

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Significant Subsidiaries’ ownership of or rights in or to any such Intellectual Property; (b) to the knowledge of the Company, there is no material infringement by third parties of any Intellectual Property owned by or exclusively licensed to the Company or any of its Significant Subsidiaries; (c) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property owned by or, to the knowledge of the Company, exclusively licensed to the Company or any of its Significant Subsidiaries; (d) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its Significant Subsidiaries, or any products or services of the Company or any of its Significant Subsidiaries, infringes or otherwise violates any Intellectual Property of others; (e) to the knowledge of the Company, the conduct of the business of the Company and its subsidiaries as currently conducted and as proposed in the Prospectus to be conducted by Company and its subsidiaries, does not and will not infringe, misappropriate or otherwise violate any Intellectual Property of others, except as would not reasonably be expected to have a Material Adverse Effect; (f) there is no prior art, to the knowledge of the Company, that may render any U.S. patent held by the Company or any of its Significant Subsidiaries invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office, except as would not reasonably be expected to have a Material Adverse Effect; (g) to the knowledge of the Company, no employee of the Company or any subsidiary is in violation of any term of any employment contract, invention assignment agreement, non-competition agreement or nondisclosure agreement, in each case, to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any subsidiary, except as would not reasonably be expected to have a Material Adverse Effect; (h) with respect to each patent and patent application owned or purported to be owned by the Company or any of its Significant Subsidiaries, the inventors of the subject matter claimed by such patent or patent application have assigned to the Company or such subsidiary, pursuant to a valid, written assignment agreement, all of their respective rights in such subject matter and patent or patent application, and all such patents and patent applications are held and/or recorded in the name of the Company or such subsidiary, except as would not reasonably be expected to have a Material Adverse Effect; (i) no Intellectual Property owned by or, to the knowledge of the Company, exclusively licensed to the Company or any of its Significant Subsidiaries is involved in any opposition, cancellation, interference, reissue or reexamination proceeding, or the subject of any judicial, administrative or arbitral order, award, decree, injunction, lawsuit, proceeding or stipulation, other than review by patent offices of pending patent applications or other prosecution of patents and patent applications in the ordinary course; and (j) all licenses to which the Company or any of its Significant Subsidiaries is a party relating to material Intellectual Property of the Company or any of its Significant Subsidiaries are in full force and effect and the Company is not in violation of any terms of such

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licenses that would give rise to a termination right of any counterparty pursuant to such licenses.

(ww)  Each of this Underwriting Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in France in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; to ensure the legality, validity, enforceability or admissibility into evidence in France of this Underwriting Agreement or the Deposit Agreement, it is not necessary that this Underwriting Agreement or the Deposit Agreement be filed or recorded with any court or other authority in France (other than court filings in the normal course of proceedings) or that any documentary, stamp, registration tax or duty or other similar taxes or duties (other than nominal duty if this Underwriting Agreement or the Deposit Agreement is voluntarily registered with the French tax authorities) in France be paid on or in respect of this Underwriting Agreement or the Deposit Agreement or any other documents to be furnished hereunder; provided that, as a general rule, any document in a language other than French must be translated into French by an official sworn translator if it is to be submitted as evidence in any action or proceedings before a French court or public body or used for any purpose (including registration) with public bodies.

(xx)    The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(yy)   The courts of France recognize and give effect to the choice of law provisions set forth in Section 16 hereof; provided, that the application of New York law is not found to be contrary to (a) the International public policy rules or the French public policy rules (ordre public international ou lois de police françaises) or (b) rules of public order or public policy (ordre public ou lois de police) under any other law which is claimed by a party to apply to the extent that the French court holds that such law presents a close connection with the transaction and should be taken into account in view of the consequences of its application or non-application and that such law is compatible with French public order (ordre public français).

(zz)    Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently the subject of any inquiry conducted by, or declaration issued by, the Cellule de lutte contre le blanchiment de capitaux et le financement du terrorisme (“TRACFIN”) or the Office central pour la répression de la grande délinquance financière (“OCRGDF”) and the Company will not directly or indirectly use the proceeds of the offering of the Offered ADSs contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently the

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subject of any inquiry conducted by or declaration issued by TRACFIN or the OCRGDF.

(aaa)   The courts of France will enforce judgments of United States courts (a “U.S. Judgment”) obtained against the Company in connection with this Underwriting Agreement under which a sum of money is payable, through an action of exequatur brought before the competent French court (subject to appeal against the exequatur order itself); provided, that such French court is provided with a French language version of this Underwriting Agreement or relevant excerpts thereof to the extent required and both the original and a translation into French (by a sworn translator) of the U.S. Judgment and other relevant documents and provided the following conditions have been met (which conditions, under prevailing French case law, do not include a review by the French court of the merits of the foreign judgment): (i) the U.S. Judgment was rendered by a court having jurisdiction over the matter as the dispute is clearly connected to the jurisdiction of such court, the choice of the U.S. court was not fraudulent and the French courts did not have exclusive jurisdiction over the matter; (ii) the U.S. Judgment does not contravene the international public policy rules, both pertaining to the merits and to the procedure of the case, including the defense rights; (iii) the U.S. Judgment is not tainted with fraud; (iv) the U.S. Judgment is capable of being immediately enforced in the United States; and (v) the U.S. Judgment does not conflict with a French judgment or a foreign judgment (or an arbitral award) which has become effective in France, and there are no proceedings pending before French courts at the time enforcement of the Judgment is sought and having the same or similar subject matter as such U.S. Judgment and no such proceedings is filed before French courts after the enforcement proceedings have been initiated.

(bbb)  Except as described in the Registration Statement, the Disclosure Package and the Prospectus, as applicable, the Company and the subsidiaries (i) have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) are not subject to, nor have been threatened with, any action, suit, proceeding or inquiry or investigation brought by any court or arbitrator or governmental or regulatory authority or third party alleging or asserting non-compliance with any applicable laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such applicable laws (“Authorizations”), except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) possess all Authorizations material to or necessary for the operation of its business as described in the Disclosure Package and the Prospectus and such Authorizations are valid and in full force and effect except where the failure to possess any such certificate, authorization or permit would not reasonably be expected to have a Material Adverse Effect, and the Company and the Subsidiaries are not in violation of any term of any such Authorizations,

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except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect, (iv) have not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any applicable laws or Authorizations nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened in writing, except as would not, individually or in the aggregate, have a Material Adverse Effect; (v) have not received written notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take action to materially limit, suspend, materially modify or revoke any Authorizations nor, to the Company’s knowledge, is any such limitation, suspension, modification or revocation threatened, except as would not, individually or in the aggregate, have a Material Adverse Effect and (vi) are not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.

(ccc)   To the Company’s knowledge, the preclinical tests and clinical trials conducted by or on behalf of or sponsored by the Company, or in which the Company has participated or which involve the Company’s product candidates, with respect to the Company’s product candidates, including any such studies and trials that are described in the Disclosure Package and the Prospectus, or the results of which are referred to in the Disclosure Package and the Prospectus, as applicable (collectively, “Company Trials”), were, and if still pending are, being conducted in all material respects in accordance with all applicable laws; the descriptions in the Disclosure Package and the Prospectus of the results of any Company Trials are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; the Company has no knowledge of any other studies or trials not described in the Disclosure Package and the Prospectus, the results of which are inconsistent with or call into question the results described or referred to in the Disclosure Package and the Prospectus; the Company and its subsidiaries have made all such filings and obtained all such approvals as may be required from all applicable U.S. or foreign government drug or medical device regulatory agency, or health care facility Institutional Review Board for the operation of the Company’s business as currently conducted, except as would not be expected, individually or in the aggregate, to have a Material Adverse Effect; the Company has not received, nor does it have knowledge that any of its collaboration partners has received, any written notices, correspondence or other written communications from the FDA or any comparable drug regulatory agency outside of the United States to which it is subject or any other governmental agency requiring or threatening the termination, material modification or suspension of Company Trials, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials. To the Company’s knowledge, none of

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the Company Trials involved any investigator who has been disqualified as a clinical investigator.

(ddd)  Neither the Company, nor any of its subsidiaries, have any outstanding debt securities that have been rated by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act).

(eee)   (i) The Registration Statement, the Prospectus, any preliminary prospectus and any Issuer Free Writing Prospectuses comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus and any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. The Company has not offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.   Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Underwriting Agreement, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[•] per ADS, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I to this Underwriting Agreement. On the Closing Date, [•], on behalf of the several Underwriters, will credit funds received corresponding to the purchase and sale of the Underwritten Securities to an account entitled “augmentation de capital” opened in its books in the name of the Company. [•] will issue, or caused to be issued, the Certificate (certificat du dépositaire des fonds) required by Article L. 225-146 of the French Commercial Code subject to and upon receipt by it of the full aggregate amount of the funds corresponding to the purchase and sale of the Underwritten

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Securities. On the Closing Date, upon the issuance of the Certificate required by Article L. 225-146 of the French Commercial code, [•] will transfer, or cause to be transferred, to an account indicated by the Company and opened in the name of the Company, the funds referred to in the preceding sentence, after deducting (i) the product of $[•] per ADS multiplied by the number of Underwritten Securities paid for by the Underwriters, plus (ii) the amount of any expenses owing to the Underwriters as provided by this Agreement. The amounts deducted pursuant to subclauses (i) and (ii) above shall be paid to the Underwriters at the direction of the Representatives. The Company irrevocably agrees to such deduction and hereby instructs [•] to make such transfers.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Underwriting Agreement, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [•] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. On the closing date of the exercise of the option, [•], on behalf of the several Underwriters, will credit funds received corresponding to the purchase and sale of the Option Securities to an account entitled “augmentation de capital” opened in its books in the name of the Company. [•] will issue, or caused to be issued, the Certificate (certificat du dépositaire des fonds) required by Article L. 225-146 of the French Commercial Code subject to and upon receipt by it of the full aggregate amount of the funds corresponding to the purchase and sale of the Option Securities. On the closing date of the exercise of the option, upon the issuance of the Certificate required by Article L. 225-146 of the French Commercial code, [•] will transfer, or cause to be transferred, to an account indicated by the Company and opened in the name of the Company, the funds referred to in the preceding sentence, after deducting (i) the product of $[•] per ADS multiplied by the number of Option Securities paid for by the Underwriters, plus (ii) the amount of any expenses owing to the Underwriters as provided by this Agreement. The amounts deducted pursuant to subclauses (i) and (ii) above shall be paid to the Underwriters at the direction of the Representatives. The Company irrevocably agrees to such deduction and hereby instructs [•] to make such transfers. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

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3.   Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on [•], 2015, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives, and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being called in this Underwriting Agreement the “Closing Date”). Delivery of the Securities in the form of ADSs shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds. Delivery of the Underwritten Securities and the Option Securities in the form of ADSs shall be made through the facilities of The Depository Trust Company unless the U.S. Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) certificates for the Option Securities in such names and denominations as the Representatives shall have requested for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities in the form of ADSs, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

The ADR certificates evidencing the Underwritten Securities and Option Securities shall be registered in such names and in such denominations as the Representatives may request not less than two full business days prior to the applicable Closing Date.

4.   Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.   Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or the ADR Registration Statement or supplement to the Prospectus or any Rule 462(b)

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Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or the ADR Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement or the ADR Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, the ADR Registration Statement or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or of any notice objecting to their use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or the ADR Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a Prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the

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Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its Significant Subsidiaries, which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement and the ADR Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement and the ADR Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) by the Act, as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent

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position within the meaning of Section 16 of the Exchange Act, any Ordinary Shares or ADSs or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares or ADSs, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, provided, however, that (1) the Company may offer, issue and sell the Ordinary Shares sold hereunder; (2) the Company may issue, sell and contract to sell Ordinary Shares and rights to acquire Ordinary Shares pursuant to any equity incentive plan, including any options and free shares, stock ownership plan or dividend reinvestment plan of the Company described in the Registration Statement or Prospectus and the Company may issue Ordinary Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time; (3) the Company may file one or more registration statements on Form S-8 with respect to the employee benefit plans described in the Pricing Disclosure Package; (4) the Company may issue Ordinary Shares or other securities pursuant to agreements described in the Pricing Disclosure Package to the extent the amounts issuable thereunder are described in the Pricing Disclosure Package; and (5) the Company may issue shares or other securities issued in connection with a transaction that includes a commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or not less than a majority or controlling portion of the equity of another entity, provided that (x) the aggregate number of shares issued pursuant to this clause (5) shall not exceed 10.0% of the total number of outstanding shares immediately following the issuance and sale of the Offered Shares pursuant hereto and (y) the recipient of any such shares and securities issued pursuant to this clause (5) during the 180-day restricted period described above shall enter into an agreement in writing with the Underwriters not to sell, offer, dispose of or otherwise transfer any such shares or securities during such Lock-up Period without the prior written consent of the Representatives.

(h)  If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(p) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(i)  The Company will use the net proceeds received by it from the sale of the Shares in all material respects in the manner specified in the Pricing Prospectus under the heading “Use of Proceeds”.

(j)  The Company will use its reasonable best efforts to maintain the listing for, subject to notice of issuance, ADSs issued and sold by the Company on the Nasdaq Global Select Market.

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(k) The Company will file with the Commission such reports as may be required by Rule 463 under the Act.

(l)  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Ordinary Shares or the ADSs.

(m) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus, the ADR Registration Statement, and each amendment or supplement to any of them; (ii) the preparation of the Deposit Agreement, the deposit of the Underlying Shares under the Deposit Agreement, the issuance thereunder of ADSs representing such deposited Underlying Shares, the issuance of ADRs evidencing such ADSs and the fees of the Depositary; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, each Prospectus, the ADR Registration Statement, and each Issuer Free Writing Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Underwriting Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) the registration of the Securities under the Exchange Act and the listing of the ADSs on the NASDAQ Global Select Market; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwritings relating to such registration and qualification (not to exceed $5,000); (viii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings not to exceed $35,000); (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company of its obligations under the Underwriting Agreement. Notwithstanding anything to the contrary in the foregoing sentence of this subsection 5(m), the Underwriters have agreed to

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reimburse the Company an amount up to $262,500 to cover certain of the Company’s expenses related to the offering of the Shares.

(n) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(o) The Company will notify promptly the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Act and (b) completion of the 180 -day restricted period referred to in Section 5(g) hereof.

(p)  If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(q) The Company agrees to pay (1) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program, (2) all costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed Share Program material and (3) all stamp duties, similar taxes or duties or other taxes, if any,

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incurred by the Underwriters in connection with the Directed Share Program; provided, however, that the Company’s payments under this Section 5(i)(q) shall not exceed $5,000. Furthermore, the Company covenants with the Underwriters that the Company and the Underwriters covenant with the Company, that they will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

6.  Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained in this Underwriting Agreement as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this Underwriting Agreement and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or any notice objecting to their use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Davis Polk & Wardwell LLP, counsel for the Company, to have furnished to the Representatives, in form and substance reasonably satisfactory to the Representatives, their opinion dated the Closing Date and addressed to the Representatives.

(c) The Company shall have requested and caused Orrick, Herrington & Sutcliffe (Europe) LLP, French tax counsel for the Company, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, to the effect that:

(i)          no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to France or to any political subdivision or taxing authority thereof or therein in connection with (A) the issuance and the delivery of the Ordinary Shares in the manner contemplated by the Underwriting Agreement, (B) the deposit with the Depositary of the Underlying Shares against issuance of the ADRs evidencing the ADSs or (C) the sale and delivery by the Underwriters of the Shares or the ADSs, as the case may be, as contemplated in the Underwriting Agreement; and

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(ii)         other than as described in the Disclosure Package and the Prospectus, under the current laws and regulations of France, all dividends and other distributions declared and payable on the Ordinary Shares may be paid by the Company to the Depositary and to the holders of ADRs, as applicable, in Euros that may be converted into foreign currency and freely transferred out of France.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the French Republic, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

(d) The Company shall have requested and caused each of McCarter English, LLP and Notarbartolo & Gervasi, intellectual property counsel for the Company, respectively, to have furnished to the Representatives their respective opinion, dated the Closing Date and addressed to the Representatives, in the form agreed by such counsel and the Underwriters.

(e) The Depositary shall have requested and caused Emmet, Marvin & Martin LLP, counsel for the Depositary, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, to the effect that:

(i)          the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding agreement of the Depositary enforceable against the Depositary in accordance with its terms, except as enforcement of it may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors' rights and by general principles of equity;

(ii)         upon execution and delivery by the Depositary of ADRs evidencing the ADSs against the deposit of Shares in accordance with the provisions of the Deposit Agreement, the ADSs will be validly issued and will entitle the holders of the ADSs to the rights specified in those ADRs and in the Deposit Agreement;

(iii)       the legal entity for the issuance of ADRs filed a registration statement for the ADSs on Form F-6 under the Act, and the staff of the Securities and Exchange Commission has informed us that the Commission declared that registration statement effective; and

(iv)       the legal entity for the issuance of ADSs filed a registration statement for ADSs on Form F-6 under the Act (the “ADS Registration

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Statement”), the Commission has declared the ADS Registration Statement effective and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the ADS Registration Statement or any part of it or any amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; and the ADS Registration Statement, and any amendments thereto, complied as to form, as for their respective effective dates, in all material respects, with the requirements of the Act and the rules and regulations thereunder.

(f)  The Representatives shall have received from Dechert LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board, Chief Executive Officer or President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, if any, and the Underwriting Agreement and that:

(i)          the representations and warranties of the Company in the Underwriting Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)         no stop order suspending the effectiveness of the ADR Registration Statement or the Registration Statement or of any notice objecting to their use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)       since the date of the most recent financial statements included in the Disclosure Package and Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

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(h) The Company shall have requested and caused KPMG S.A. to furnish to the Representatives at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letters delivered on the date of this Underwriting Agreement and on the Closing Date shall use a “cut-off” date no more than five days prior to the date of this Underwriting Agreement or such Closing Date, as the case may be.

(i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(j)  The Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Ordinary Shares and the issuance of the ADSs in accordance with the Deposit Agreement.

(k) The Depositary shall have furnished or caused to be furnished to the Representatives a certificate of one of its authorized officers, satisfactory to the Representatives, evidencing the deposit with the Custodian of the Ordinary Shares against the issuance of the ADSs, the execution, issuance, countersignature (if applicable) and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives reasonably request.

(l)  The Securities shall have been listed and admitted and authorized for trading on the NASDAQ Global Select Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

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(m) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(n) At the Execution Time, the Company shall have furnished to the Representatives a lock-up letter substantially in the form of Exhibit A hereto addressed to the Representatives from each officer, director and stockholder representing in the aggregate 99.0% of the ordinary shares of the Company.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Underwriting Agreement and all obligations of the Underwriters under this Underwriting Agreement may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Dechert LLP, counsel for the Underwriters, at 1095 Avenue of the Americas, New York, New York, 10036, on the Closing Date.

7.   Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for in this Underwriting Agreement is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof, or because of any refusal, inability or failure on the part of the Company to perform any agreement in this Underwriting Agreement or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all expenses (including reasonable and documented out-of-pocket fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities, which such expenses shall not exceed $400,000.

8.   Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act (the “Underwriter Entities”) against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the ADR Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus, or in any Issuer Free Writing

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Prospectus, or in any Written Testing-the-Waters Communication, or in any Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement or the ADR Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in (i) the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(c) The Company agrees to indemnify and hold harmless the Underwriter Entities, from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus, any preliminary prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission

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or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the securities which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, except that this clause (iii) shall not apply to the extent that such losses, claims, damages or liabilities (or expenses relating thereto) are finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the Underwriter Entities.

(d)  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in

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respect of which indemnification or contribution may be sought under this Underwriting Agreement (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(c) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Underwriter Entities for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program.

(e)  In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue

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statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and the ADR Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.   Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters under this Underwriting Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Underwriting Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10.0% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Underwriting Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement, the ADR Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Underwriting Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default under this Underwriting Agreement.

10. Termination. This Underwriting Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s ADRs shall have been suspended by the Commission, (ii) NASDAQ or trading in securities generally on the New York Stock Exchange or NADSAQ shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (iii) a banking moratorium shall have been declared by U.S. Federal, New York State or French authorities, (iv) there shall have occurred a material disruption in commercial banking or securities settlement or

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clearance services, (v) after the Execution Time, any of the conditions provided for in Section 6 herein shall not have been fulfilled when and as required by this Underwriting Agreement to be fulfilled or (vi) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or any country in the European Union of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, affiliates, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Underwriting Agreement.

12. Notices. All communications under this Underwriting Agreement will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to such General Counsel at Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; and Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel or, if sent to the Company, will be mailed, delivered or telefaxed to +33 450 99 30 89 and confirmed to it at 20 rue Diesel, 01630 Saint Genis Pouilly, France, attention of the Legal Department.

13. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation under this Underwriting Agreement.

14. No fiduciary duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Underwriting Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered

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advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Integration. This Underwriting Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Underwriting Agreement or the transactions contemplated hereby may be instituted in any New York Court, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company has appointed National Registered Agents, Inc. as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Underwriting Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Underwriting Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in France.

The provisions of this Section 17 shall survive any termination of this Underwriting Agreement, in whole or in part.

18. Currency. Each reference in this Underwriting Agreement to U.S. Dollars (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligations of the Company in respect of any amount due under this Underwriting Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately

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following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company making such payment will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of any of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

19. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Underwriting Agreement.

20. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby.

21. Counterparts. This Underwriting Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

22. Headings. The section headings used in this Underwriting Agreement are for convenience only and shall not affect the construction hereof.

23. Definitions. The terms that follow, when used in this Underwriting Agreement, shall have the meanings indicated.

“Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“ADR Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(c) above, including all exhibits thereto, each as amended at the time such part of the registration statement became effective.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or France.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus as generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing

38

Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and the ADR Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Underwriting Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Material Adverse Effect” means a material adverse effect on the business, properties, prospects, assets, management, financial position, shareholders’ equity or results of operations of the Company or its Significant Subsidiaries, taken as a whole, or on the performance by the Company of this Underwriting Agreement and the transactions contemplated hereby, in each case whether or not arising from transactions in the ordinary course of business.

“New York Courts” shall mean the U.S. Federal or State courts located in the State of New York, County of New York.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(i)(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430 Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A or 430C, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be..

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” “Rule 430C” and “Rule 433” refer to such rules under the Act.

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“Rule 430 Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A or 430C.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a)(i) hereof.

“Underlying Shares” shall mean the Shares that will be represented by the ADSs.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder(s) and the several U.S. Underwriters.

Very truly yours,

Advanced Accelerator Applications S.A.

By:
Name:
Title:

41

The foregoing Underwriting Agreement is hereby

confirmed and accepted as of the

date first above written.

Citigroup Global Markets Inc.

Jefferies LLC

By: Citigroup Global Markets Inc.

By:
Name:
Title:

By: Jefferies LLC

By:
Name:
Title:

For themselves and the other

several Underwriters

named in Schedule I to the foregoing

Underwriting Agreement.

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SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased

Citigroup Global Markets Inc.
Jefferies LLC
Canaccord Genuity Inc.
JMP Securities LLC

Total

1

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

1

SCHEDULE III

Schedule of Written Testing-the-Waters Communication

1

[Form of Lock-Up Agreement]	EXHIBIT A

[Letterhead of officer, director or major stockholder of

Corporation]

Corporation

Public Offering of Ordinary Shares represented by American Depositary Shares

Citigroup Global Markets Inc.

Jefferies LLC

As Representatives of the Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Advanced Accelerator Applications SA, a société anonyme incorporated in the French Republic (the “Company”), and each of you as representatives (the “Representatives”) of a group of Underwriters named therein, relating to an underwritten public offering of Ordinary Shares, nominal value €0.1 per share, of the Company, represented by American Depositary Shares (“ADSs”) (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned (including any such Ordinary Shares or ADSs that are beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission)), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Ordinary Shares or ADSs or any securities convertible into, or exercisable or exchangeable for, Ordinary Shares or ADSs, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement (the “Lock-up Period”), other than

(i) Ordinary Shares or ADSs disposed of as a bona fide gift or gifts,

(ii) the surrender or forfeiture by the undersigned of Ordinary Shares or ADSs to the Company, or the disposition of Ordinary Shares or ADSs by the undersigned (but only to the extent the undersigned is subject to Italian income or capital gains tax), in each case, solely to satisfy tax obligations upon exercise or vesting of stock options or equity awards (including free share awards) or in connection with satisfying any tax or other obligations as a result of testate succession or intestate distribution;

(iii) transfers of Ordinary Shares or ADSs or any security convertible into or exercisable for Ordinary Shares or ADSs to an “immediate family member” (for purposes of this letter agreement, “immediate family member” shall mean any relationship by blood, marriage, civil union or adoption, and shall include former spouses and partners, not more remote than first cousin) or a trust for the benefit of the undersigned or an immediate family member or to any corporation, partnership, limited liability company or other entity that is a direct or indirect affiliate of the undersigned and/or one or more immediate family members of the undersigned in a transaction not involving a disposition for value or as part of a divorce decree, legal divorce or separation or separation agreement;

(iv) transfers of Ordinary Shares or ADSs or any security convertible into or exercisable for Ordinary Shares or ADSs upon death by will or intestate succession;

(v) transfers of Ordinary Shares or ADSs to the Company upon a cessation of employment with the Company, or pursuant to the exercise of a repurchase or call option by the Company;

(vi) the establishment of one or more contracts, instructions or plans (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act provided that no sales of the undersigned’s Ordinary Shares or ADSs shall be made pursuant to such a Plan prior to the expiration of the Lock-up Period and no public announcement or filing under the Exchange Act is made by or on behalf of the undersigned or the Company regarding the establishment of such plan (other than a filing on Form 13F or a filing on Schedule 13D or Schedule 13G (or 13D-A or 13G-A) that is required by law to be made after the expiration of the Lock-up Period);

(vii) any Ordinary Shares or ADSs acquired by the undersigned in the open market or in the Offering (other than any issuer-directed Ordinary Shares or ADS purchased in the Offering by an officer or director of the Company);

(viii) the exercise of stock options, equity awards (including free share awards) or other similar awards granted pursuant to the Company’s equity incentive plans; provided the restrictions contained in this letter agreement shall apply to any of the undersigned’s Ordinary Shares or ADSs issued upon such exercise; and

2

(ix) transfers of Ordinary Shares or ADSs that have been bona fide pledged prior to June 13, 2014, by the pledgee upon a foreclosure pursuant to the terms of such pledge agreement;

provided that, (a) in the case of a transfer or distribution pursuant to the preceding clauses (i), (iii) or (iv), each resulting transferee or recipient, as the case may be, agrees in writing to be bound by the same restrictions in place for the undersigned pursuant to this letter for the duration that such restrictions remain in effect at the time of transfer and (b) in the case of a transfer or distribution pursuant to the preceding clauses (i), (ii), (iii), (vi) or (vii), no public filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be voluntarily made by the undersigned or the Company in connection with such transfer or distribution (other than a filing on Form 13F or a filing on Schedule 13D or Schedule 13G (or 13D-A or 13G-A) that is required by law to be made after the expiration of the Lock-up Period).

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Ordinary Shares or ADSs the undersigned may purchase in the Offering.

In furtherance of the foregoing, the Company, its transfer agent, registrar and ADS Depositary, and each of their successors are hereby authorized to decline to make any transfer of Ordinary Shares or ADSs if such transfer would constitute a violation or breach of this letter.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares or ADSs, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Upon the earlier of (i) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to the Closing Date (as defined in the Underwriting Agreement), (ii) the Representatives, on the one hand, or the Company, on the other hand, informs the other, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering or (iii) the registration statement related to the Offering has been withdrawn, and (iv) December 15, 2015, if the Offering shall not have been consummated by such date; provided,

3

however, that the Representatives and the Company may, by written notice to the undersigned prior to such date, extend such date for a period of up to six additional months, the undersigned shall be released from all obligations under this letter agreement.

This letter agreement shall be governed by, and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature page follows]

4

Yours very truly,

Name:
Title:
Company:
Address:

5

[Form of Press Release]	EXHIBIT B

[Corporation]
[Date]

[Corporation] (the “Company”) announced today that Citigroup Global Markets Inc. and Jefferies LLC, joint book-running managers in the Company’s recent public sale of American Depositary Shares (“ADSs”) representing the Company’s Ordinary Shares, is [waiving] [releasing] a lock-up restriction with respect to shares of the Company’s [ADSs] [Ordinary Shares] held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on     ,        20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

[Letterhead of CGMI and JEFFERIES LLC]

Corporation

Public Offering of Ordinary Shares represented by American Depositary Shares

, 20__

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by [Corporation] (the “Company”) of       Ordinary Shares, par value per share, of the Company, represented by American Depositary Shares (“ADSs”) and the lock-up letter dated    , 20   (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated   , 20   , with respect to          shares of [ADSs] [Ordinary Shares] (the “Shares”).

Citigroup Global Markets Inc. and Jefferies LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective     , 20   ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

cc: Company